                                                                    Exhibit 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                   For the October 10, 2001 Determination Date
                           For the 50th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4. The date of this Certificate is October 10, 2001, which is a Determination Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the
     preceding Monthly Period [equal to 5(a) plus 5(b)] was      $100,784,172.05

        (a) The aggregate amount of Collections of Finance
            Charge Receivables collected during the preceding
            Monthly Period (the Collections of Finance Charge
            Receivables) was                                     $ 11,406,890.05

        (b) The aggregate amount of Collections of Principal
            Receivables collected during the preceding Monthly
            Period (the Collections of Principal Receivables)
            was                                                  $ 89,377,282.00

6.   The aggregate amount of Receivables as of the end of the
     last day of the preceding Monthly Period was                $811,105,963.39

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9. The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                $ 95,062,399.03

10. The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                            $          0.00

Monthly Servicer's Certificate
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
(a) Trust Activity                                             Total Trust
    =================================================       =================
    Beginning Aggregate Principal Receivables                 811,073,981.59
    Beginning Excess Funding Account Balance                            0.00
    Beginning Total Principal Balance                         811,073,981.59
    Collections of Finance Charge Receivables                  11,406,890.05
    Discount Percentage                                                 0.00
    Discount Option Receivables Collections                             0.00
    Net Recoveries                                                      0.00
    Total Collections of Finance Charge Receivables            11,406,890.05
    Total Collections of Principal Receivables                 89,377,282.00
    Net Default Amount                                          2,730,267.94
    Minimum Aggregate Principal Receivables Balance           700,000,000.00
    Ending Aggregate Principal Receivables                    795,062,399.03
    Ending Excess Funding Account Balance                               0.00
    Ending Total Principal Balance                            795,062,399.03

(b) Series Allocations                                         Series 1997-1   Series 1998-1     All Series
    =================================================       ==================================================
    Group Number                                                     1               2
    Investor Interest                                         300,000,000.00  400,000,000.00   700,000,000.00
    Adjusted Investor Interest                                300,000,000.00  400,000,000.00   700,000,000.00
    Principal Funding Account Balance                                   0.00            0.00             0.00
    Minimum Transferor Interest                                                                 55,654,367.93

(c) Group I Allocations                                        Series 1997-1   Total Group I
    =================================================       =================================
    Investor Finance Charge Collections                         4,220,162.28    4,220,162.28

    Investor Monthly Interest                                   1,503,056.25    1,503,056.25
    Investor Monthly Fees (Servicing Fee)                         375,000.00      375,000.00
    Investor Default Amounts                                    1,009,871.51    1,009,871.51
    Investor Additional Amounts                                         0.00            0.00
    Total                                                       2,887,927.76    2,887,927.76

    Reallocated Investor Finance Charge Collections             4,220,162.28    4,220,162.28
    Available Excess                                            1,332,234.52    1,332,234.52

12. Series 1997-1 Certificates

                                                               Series 1997-1    All Other       Transferor's
(a) Investor/Transferor Allocations              Trust            Interest        Series          Interest
    ==========================================================================================================
    Beginning Investor/Transferor Amounts    811,073,981.59   300,000,000.00  400,000,000.00   111,073,981.59
    Beginning Adjusted Investor Interest     811,073,981.59   300,000,000.00  400,000,000.00
    Floating Investor Percentage                 100.000000%       36.988000%      49.317320%
    Fixed Investor Percentage                    100.000000%       36.988000%      49.317320%
    Collections of Finance Chg. Receivables   11,406,890.05     4,220,162.28    5,624,804.09
    Collections of Principal Receivables      89,377,282.00    33,058,869.08   44,078,480.17
    Net Default Amount                         2,730,267.94     1,009,871.51    1,346,494.99

    Ending Investor/Transferor Amounts       795,062,399.03   300,000,000.00  400,000,000.00    95,062,399.03

  Monthly Servicer's Certificate
  Page 3 (all amounts in dollars except percentages)

                                                                                                 Collateral
  (b)  Monthly Period Funding Requirements                 Class A           Class B             Interest          Total
       =============================================================================================================================
       Principal Funding Account                                   0.00              0.00                 0.00               0.00
       Principal Funding Investment Proceeds                       0.00              0.00                 0.00               0.00
       Withdrawal from Reserve Account                             0.00              0.00                 0.00               0.00
       Available Reserve Account Amount                    1,297,500.00              0.00                 0.00       1,297,500.00
       Required Reserve Account Amount                     1,297,500.00              0.00                 0.00       1,297,500.00

       Coupon                                                   6.15000%          6.35000%             4.08750%           6.01223%
       Floating Investor Percentage                            31.99462%          2.58916%             2.40422%          36.98800%
       Fixed Investor Percentage                               31.99462%          2.58916%             2.40422%          36.98800%
       Investor Monthly Interest                           1,329,937.50        111,125.00            61,993.75       1,503,056.25
       Overdue Monthly Interest                                    0.00              0.00                 0.00               0.00
       Additional Interest                                         0.00              0.00                 0.00               0.00
         Total Interest Due                                1,329,937.50        111,125.00            61,993.75       1,503,056.25
       Investor Default Amounts                              873,538.86         70,691.00            65,641.65       1,009,871.51
       Investor Monthly Fees                                 324,375.00         26,250.00            24,375.00         375,000.00
       Investor Additional Amounts                                 0.00              0.00                 0.00               0.00
          Total Due                                        2,527,851.36        208,066.00           152,010.40       2,887,927.76


                                                                                                 Collateral
  (c)  Certificates - Balances and Distributions           Class A           Class B             Interest          Total
       =============================================================================================================================
       Beginning Investor Interest                       259,500,000.00     21,000,000.00        19,500,000.00     300,000,000.00
       Monthly Principal - Prin. Funding Account                   0.00              0.00                 0.00               0.00
       Principal Payments                                          0.00              0.00                 0.00               0.00
       Interest Payments                                   1,329,937.50        111,125.00            61,993.75       1,503,056.25
       Total Payments                                      1,329,937.50        111,125.00            61,993.75       1,503,056.25
       Ending Investor Interest                          259,500,000.00     21,000,000.00        19,500,000.00     300,000,000.00

  (d)  Information regarding Payments in respect of the Class A Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                                  5.125000
       2. Amount of Payment in respect of Class A Monthly Interest                                                       5.125000
       3. Amount of Payment in respect of Class A Overdue Monthly Interest                                               0.000000
       4. Amount of Payment in respect of Class A Additional Interest                                                    0.000000
       5. Amount of Payment in respect of Class A Principal                                                              0.000000

  (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
       1. Total Amount of Class A Investor Charge-Offs                                                                       0.00
       2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                            0.00
       3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                 0.00
       4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                                   0.00
       5. The amount, if any, by which the outstanding Principal Balance of the
          Class A Certificates exceeds the Class A Adjusted Investor Interest
          after giving effect to all transactions on such Distribution Date                                                  0.00

  (f)  Information regarding Payments in respect of the Class B Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                                  5.291667
       2. Amount of Payment in respect of Class B Monthly Interest                                                       5.291667
       3. Amount of Payment in respect of Class B Overdue Monthly Interest                                               0.000000
       4. Amount of Payment in respect of Class B Additional Interest                                                    0.000000
       5. Amount of Payment in respect of Class B Principal                                                              0.000000

Monthly Servicer's Certificate
Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses
     (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                             0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original
          certificate principal amount                                                                  0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor
          Interest                                                                                      0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest
          per $1,000 original certficate principal amount                                               0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the
          Class B Certificates exceeds the Class B Investor Interest after giving
          effect to all transactions on such Distribution Date                                          0.00

(h)  Information regarding the Distribution in respect of the Collateral
     Interest
     1.   Total distribution                                                                        3.179167
     2.   Amount of distribution in respect of Collateral Monthly Interest                          3.179167
     3.   Amount of distribution in respect of Collateral Overdue Interest                          0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principal                         0.000000


(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and
     (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                                   0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                       0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.   Class A Available Funds                                                               3,650,650.72

            a.  Class A Monthly Interest                                                        1,329,937.50
            b.  Class A Overdue Monthly Interest                                                        0.00
            c.  Class A Additional Interest                                                             0.00
            d.  Class A Servicing Fee                                                             324,375.00
            e.  Class A Investor Default Amount                                                   873,538.86
            f.  Excess Spread                                                                   1,122,799.36

     2.   Class B Available Funds                                                                 295,302.31

            a.  Class B Monthly Interest                                                          111,125.00
            b.  Class B Overdue Monthly Interest                                                        0.00
            c.  Class B Additional Interest                                                             0.00
            d.  Class B Servicing Fee                                                              26,250.00
            e.  Excess Spread                                                                     157,927.31

     3.   Collateral Holder Available Funds                                                       274,209.25

            a.  Excess Spread                                                                     274,209.25

     4.   Total Excess Spread                                                                   1,554,935.92

Monthly Servicer's Certificate
Page 5 (all amounts in dollars except percentages)

(k)   Application of Excess Spread and Excess Finance Charge Collections
      Allocated to Series 1997-1
      1.   Beginning Excess Spread                                                                  1,554,935.92
      2.   Excess Finance Charge Collections                                                                0.00
      3.   Applied to fund Class A Required Amount                                                          0.00
      4.   Unreimbursed Class A Investor Charge-Offs                                                        0.00
      5.   Applied to fund Class B Required Amount                                                     70,691.00
      6.   Reductions of Class B Investor Interest treated as Available Principal
           Collections                                                                                      0.00
      7.   Applied to Collateral Monthly Interest and unpaid Collateral
           Monthly Interest                                                                            61,993.75
      8.   Applied to Collateral Interest Servicing Fee and any overdue
           Collateral Interest Servicing Fee                                                           24,375.00
      9.   Collateral Investor Default Amount treated as Available Principal
           Collections                                                                                 65,641.65
      10.  Reductions of Collateral Interest treated as Available Principal
           Collections                                                                                      0.00
      11.  Deposit to Reserve Account (if required)                                                         0.00
      12.  Applied to other amounts owed to Collateral Interest Holder                                      0.00
      13.  Balance to constitute Excess Finance Charge Collections
           for other series                                                                         1,332,234.52

13.   Trust Performance
(a)   Delinquencies
      1.   30-59 days                                                                              10,658,652.18
      2.   60-89 days                                                                               6,525,977.20
      3.   90 days and over                                                                        10,241,234.99
      4.   Total 30+ days delinquent                                                               27,425,864.37

(b)   Base Rate
      a.   Current Monthly Period                                                                        8.01223%
      b.   Prior Monthly Period                                                                          8.06741%
      c.   Second Prior Monthly Period                                                                   8.05220%
(c)   Three Month Average Base Rate                                                                      8.04395%

(d)   Portfolio Yield (gross portfolio yield less net defaults)
      a.   Current Monthly Period                                                                       12.84116%
      b.   Prior Monthly Period                                                                         14.69181%
      c.   Second Prior Monthly Period                                                                  13.88666%
(e)   Three Month Average Portfolio Yield                                                               13.80654%

(f)   Excess Spread Percentage
      a.   Current Monthly Period                                                                        5.32894%
      b.   Prior Monthly Period                                                                          7.12440%
      c.   Second Prior Monthly Period                                                                   6.33446%
(g)   Three Month Average Excess Spread Percentage                                                       6.26260%

(h)   Monthly Payment Rate (total collections/beginning aggregate principal receivables)                12.42601%

(i)   Portfolio Adjusted Yield                                                                           4.82894%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of October.

                              First USA Bank, National Association, as Servicer

                              By: /s/ Tracie Kline
                                 -----------------------------------------

                              Name:  Tracie Klein
                              Title:  First Vice President